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                                                        Exhibit 5

MURTHA CULLINA LLP
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A T T O R N E Y S   A T   L A W


CITYPLACE I
185 ASYLUM STREET
HARTFORD, CONNECTICUT 06103-3469
TELEPHONE (860) 240-6000
FACSIMILE (860) 240-6150
www.murthalaw.com



                                   June 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  Registration Statement on Form S-8 Relating to the
          Kaman Corporation 2003 Stock Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel to Kaman Corporation, a Connecticut corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") registering 3,246,460 shares of Class A Common Stock, par value $1.00 per share, of the Company ("Class A Common Stock") for issuance from time-to-time under the Kaman Corporation 2003 Stock Incentive Plan (the "Plan"). The Company has asked us to furnish you with our opinion as to the matters hereinafter set forth in support of the Registration Statement.

     In rendering this opinion, we have reviewed originals or copies, certified or otherwise authenticated to our satisfaction, of the Amended and Restated Certificate of Incorporation, Bylaws (as amended through February 17, 2004) and other records of the corporate proceedings of the Company and such other documents, including the Plan, as we have deemed necessary. As to various questions of fact material to our opinion, we have relied upon statements of fact contained in the documents we have examined or made to us by officers of the Company, who by reason of their positions would be expected to have knowledge of such facts. In addition, we have reviewed such provisions of law and have made

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Securities and Exchange Commission
June 10, 2004
Page 2


such other and further investigations as we have deemed necessary in order to express the opinions hereinafter set forth.

     Based upon and subject to the foregoing, we are of the opinion that, upon the effectiveness of the Registration
Statement, the 3,246,460 shares of Class A Common Stock which may be issued and sold from time-to-time by the Company pursuant to the Plan will be, when issued in accordance with the provisions of the Plan, validly issued, fully paid and nonassessable shares of Class A Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              MURTHA CULLINA LLP


                              By: /s/ Willard F. Pinney, Jr.
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                                 Willard F. Pinney, Jr.
                                 A Partner of the Firm





















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